SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                                        August 18, 1997
Date of Report (Date of earliest event reported) ______________________________


                    KING POWER INTERNATIONAL GROUP CO., LTD.
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         (Exact name of registrant as specified in its charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)

       33-10281                                     75-2641513
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(Commission File Number)                 (IRS Employer Identification No.)


              Bangkok International Airport Office Building, Vibhavadi Road,
                             Bangkok 10210 Thailand
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   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code (662)996-8004
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                          Copies of correspondence to:
                              Kevin B. Halter, Jr.
                        16910 Dallas Parkway, Suite 100
                                Dallas, TX 75248



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          (Former name or former address, if changed since last report)

ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On August 18, 1997, the Company sold 250,000 newly issued shares of common stock to Tower Hill Group Limited (125,000 shares) and Wonfield Investments Limited (125,000 shares), with both entities located in Taipei, Taiwan, Republic of China at a price of $8.00 per share. The total consideration received for such shares was $2,000,000. Of the newly issued shares, 125,000 shares were placed in escrow until May 1, 1998, subject to an additional payment of $4.00 per share on the total of 250,000 shares issued or $1,000,000, in the event that the earnings per share for the Company are at least $1.01 per share for the calendar year ending December 31, 1997. If the earnings per share are below $l.01 per share, then the escrowed shares are to be released to the purchasers without further consideration. No underwriter or placement agent was used. The sale was conducted pursuant to Regulation S promulgated under the United States
Securities Act of 1933, as amended. Accordingly, the shares were sold to non-U.S. persons and entities in transactions outside the United States.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    KING POWER INTERNATIONAL GROUP CO., LTD.


                                   /s/ Vichai Raksriaksorn
                  By:  ________________________________________________________
                       Vichai Raksriaksorn, President and Chairman of the Board




Dated: August 29, 1997